ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE REGISTRANT'S
CHARTER OR BY-LAWS



FEDERATED MANAGED POOL SERIES
Amendment No. 4 to the
DECLARATION OF TRUST
Dated October 3, 2005

	The Amended and Restated Declaration of Trust is amended as follows:

A.	Strike the first paragraph of Section 5 of Article III
from the Declaration of Trust and substitute in its place the following:
Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:
Federated Corporate Bond Strategy Portfolio
Federated High-Yield Strategy Portfolio
Federated International Bond Strategy Portfolio
Federated International Dividend Strategy Portfolio
Federated Mortgage Strategy Portfolio

	The undersigned hereby certify that the above-stated
Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 18th day of May, 2017, to become effective on May 30, 2017.

	WITNESS the due execution hereof this 18th day of May, 2017.

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Information Classification: Limited Access

Information Classification: Limited Access